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                                              COMPANY CONTACT:         VION PHARMACEUTICALS, INC.
                                                                       Alan Kessman, President and CEO
                                                                       (203) 498-4210 ph

                             FINANCIAL COMMUNICATIONS CONTACT:         WEBER SHANDWICK WORLDWIDE
                                                                       Sue L. Yeoh (investors)
                                                                       (646) 658-8375 ph
                                                                       Lisa Bradlow (media)
                                                                       (212) 579-7428 ph
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VION PROVIDES UPDATE ON CLINICAL PROGRAMS at J.P MORGAN H&Q Healthcare
Conference - Company to Present Via Live, Audio Web-cast -

NEW HAVEN, CONN. JANUARY 11, 2001 - VION PHARMACEUTICALS, INC. (NASDAQ NM: VION) today will present the status of Phase I trials of its leading anticancer agents, TAPET'r'bacterial vectors and Triapine'r'. Vion will also present preclinical information on its first armed TAPET vector to be introduced into clinical trials, and progress on the preclinical development of its novel anticancer alkylating agent of the Sulfonyl Hydrazine Prodrug class. Mario Sznol, M.D., Vice President, Clinical Affairs, of Vion, is scheduled to present corporate highlights at the 19th Annual J.P. Morgan H&Q Healthcare Conference today, January 11, 2001, at 8:30 a.m. Pacific Time at the Westin St. Francis in San Francisco.

The slide presentation will be available via live, audio web-cast at 8:30 a.m. Pacific Time at http://www.jpmhq.com/events, and will also be made available on the company's web site (www.vionpharm.com) at approximately 8:45 a.m. Pacific Time on January 11, 2001. In order to access the live, audio web-cast, we recommend that you log-on to the J.P Morgan H&Q website at least 30 minutes prior to the scheduled start time of the presentation, in order to register and to download RealPlayer 8 Basic'r' software (RealPlayer is required to access this event). Please call the Jack Morton Company at 1-800-750-5171 or e-mail map@eventsdigital.com with phone contact information if you require technical assistance in accessing the web-cast.

TAPET BACTERIAL VECTORS
-----------------------

TAPET (Tumor Amplified Protein Expression Therapy) is the designation for attenuated Salmonella typhimurium that are safe to administer to tumor-bearing animals and have been shown to accumulate preferentially in solid tumors, reaching high tumor to normal tissue ratios. Accumulation of the base bacterial vector, VNP20009, in tumors provides a platform for preferential delivery of anticancer agents to tumors, which can be accomplished through genetic modification of the bacteria. The base (unarmed) vector VNP20009 also inhibits tumor growth in animal models. Phase I human clinical trials were initiated to determine the safety profile and biological behavior of VNP20009 in patients with advanced cancer. By direct injection (intratumoral) into solid tumors, VNP20009 is safe to administer, colonizes and persists in tumors for at least two weeks following the injection. The maximum tolerated dose for intratumoral administration has not been reached, and dose escalation continues. In one schedule of intravenous administration (IV), several dose levels were evaluated, and the maximum tolerated dose of VNP20009 was determined. Evidence of VNP20009 colonization within a metastatic tumor was obtained in some patients at the highest doses. To date, in these preliminary studies of unarmed intravenous administration of the base vector VNP20009, no evidence of tumor shrinkage was observed. The Phase I intravenous trials remain open with the objective of optimizing tumor colonization by modifications of






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dose and schedule and administration of VNP20009 in combination with methods to reduce dose-limiting toxicities.

TAPET'r' SECOND GENERATION ARMED VECTORS
----------------------------------------
Vion scientists have "armed" the base bacterial vector VNP20009 by inserting a variety of genes for various anticancer therapeutic agents into the vector. As a result of this extensive effort, a lead candidate for the first clinical armed vector, VNP20009 containing the enzyme cytosine deaminase (TAPET-CD), has emerged. The enzyme can convert the systemically administered drug, 5-fluorocytosine (5-FC), an agent with minimal toxicity, into the anticancer agent, 5-fluorouracil (5-FU). In preclinical models, TAPET bacteria containing the CD enzyme accumulate and specifically convert 5-FC to 5-FU within the tumor tissue, and cause antitumor effects superior to the TAPET bacteria alone. Vion intends to initiate a clinical trial of TAPET-CD by intratumoral administration this year, and by intravenous administration pending completion of the IV trials of the base vector.

Commenting on the results, Alan Kessman, president and CEO of Vion, stated, "The results to date of the Phase I trials of VNP20009 are very promising. The lengthy residence time of the bacteria within solid tumors in patients provides compelling evidence for TAPET's potential in delivering gene-based anticancer agents. We are proceeding ahead to begin studies of the first armed TAPET vector via intratumoral administration, which, if effective, would serve a subset of cancer patients in which local therapies are most appropriate. Although our Phase I trials of the base vector by intravenous administration are not yet complete, we view the initial data as very encouraging. We have substantial confidence that an optimized dose and schedule will produce results similar to the animal models and thus provide effective systemic delivery of anti-cancer peptides and proteins directly to disseminated solid tumors."

TRIAPINE'r'
-----------
Triapine is a potent inhibitor of the enzyme ribonucleotide reductase, which is necessary for DNA synthesis and repair. Triapine inhibits tumor growth in various animal models and enhances the antitumor activity of a variety of approved anticancer agents. The maximum tolerated dose of two different single-agent regimens administered to patients with advanced cancer was determined in trials conducted in the past year. Because of its excellent safety profile, testing of a more compressed, every other week schedule for both regimens is in progress, since more frequent administration is expected to have the greatest effect on patients' tumors. Preliminary evidence of antitumor activity using one of the every other week regimens has been observed in patients with advanced and chemotherapy-refractory malignancies. In 2001, the company expects to start Phase II studies as well as a number of Phase I combination studies of Triapine in conjunction with standard chemotherapy treatments.

SULFONYL HYDRAZINE PRODRUG (SHP) ALKYLATING AGENT
-------------------------------------------------
In the past year, Vion identified a lead candidate from the SHP family of novel alkylating (DNA-damaging) agents. The lead agent demonstrated broad antitumor activity in murine models and excellent penetration of the blood-brain barrier. Furthermore, this agent inhibits the major known mechanism of drug resistance, and has been shown to be active in animal models against tumor cells that are resistant to the standard alkylating agents commonly used to treat various forms of human cancer. Vion has advanced the lead candidate into toxicology studies and plans to initiate clinical trials in 2001.

Vion Pharmaceuticals, Inc. is a biopharmaceutical company engaged in the research, development and commercialization of cancer treatment technologies. Vion's product portfolio consists of TAPET'r', a drug delivery platform, and cancer therapeutics (Triapine'r' and Sulfonyl





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Hydrazine Prodrugs). TAPET has been shown in preclinical models to effectively deliver anticancer agents while having a minimal toxic effect on healthy normal tissues. TAPET uses genetically altered strains of Salmonella as a bacterial vector, or vehicle, for delivering cancer-fighting drugs preferentially to solid tumors. Triapine, which is designed to prevent the replication of tumor cells by blocking a critical step in the synthesis of DNA, is currently being evaluated for its safety in several Phase I clinical trials. Sulfonyl Hydrazine Prodrugs, compounds that are designed to be converted to unique potent, alkylating agents, are currently being evaluated in preclinical studies. For additional information on Vion and its research and product development programs, visit the company's Internet web site at http://www.vionpharm.com.

Statements included in this press release, which are not historical in nature, are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding the company's future business prospects, plans, objectives, expectations and intentions are subject to certain risks, uncertainties and other factors that could cause actual results to differ materially from those projected or suggested in the forward-looking statements, including, but not limited to those contained in Vion Pharmaceuticals' Registration Statement filed on Form S-3/A (file no. 333-95671). In particular, investors should note that the results of preclinical studies and early human clinical trials performed to date may not be predicative of results in future trials or of safety or efficacy of products in human. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the common stock nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.